UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported: September 26, 2014)

Innophos Holdings, Inc.
(Exact name of Registrant as specified in its their Charter)

Delaware (States or other jurisdictions of incorporation)	001-33124 (Commission File Numbers)	20-1380758 (IRS Employer Identification Nos.)

259 Prospect Plains Road
Cranbury, New Jersey 08512
(Address of Principal Executive Office, including Zip Code)

(609) 495-2495
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

        Effective September 26, 2014, the Registrant’s Board of Directors and those of its subsidiaries, Innophos Investments Holdings, Inc. and Innophos, Inc., increased their size from six to seven members and elected James Zallie, 53, as a director.  Mr. Zallie previously had been recommended for election by the Nominating & Corporate Governance Committee of the Board.  Although assignments to the standing committees of the Board will not be finalized until the next meeting of that body, Mr. Zallie is expected to be named to the Audit Committee and the Nominating & Corporate Governance Committee.

        The Registrant issued a press release concerning the election of Mr. Zallie, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K  and to which reference is hereby made.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit No.	Description

99.1	Registrant’s press release dated September 30, 2014

SIGNATURES
According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.

INNOPHOS HOLDINGS, INC.

By: /s/ Robert Harrer
Name: Robert Harrer Title: Vice President and Chief Financial Officer
Dated: September 26, 2014